SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): April 8, 2016

KEYUAN PETROCHEMICALS, INC.

 (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

Nevada	333-124837	45-0538522
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	(COMMISSION FILE NO.)	(IRS EMPLOYEE IDENTIFICATION NO.)

Qingshi Industrial Park

Ningbo Economic & Technological Development Zone

Ningbo, Zhejiang Province

P.R. China 315803

 (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

(86) 574-8623-2955

(ISSUER TELEPHONE NUMBER)

(FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

Copies to:

Hunter Taubman Fischer LLC

1450 Broadway, 26th Floor

New York, NY 10018

Tel: 917-512-0827

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 – Corporate Governance and Management

Item 5.02	Departure of Director or Principal Officers; Election of Directors; Appointment of Principal Officers

On April 8, 2016, Mr. Chunfeng Tao tendered his resignation to Keyuan Petrochemicals, Inc. (the “Company”) as the Company’s Chief Executive Officer and President due to personal reasons. Mr. Tao’s resignation did not result from any disagreement regarding any matter related to the Company’s operations, policies or practices.

On the same day, Mr. Dingan Zhang resigned from his position as the Chief Financial Officer and Vice President of Accounting of the Company. Mr. Zhang’s resignation did not result from any disagreement regarding any matter related to the Company’s operations, policies or practices.

On the same day, the Board of Directors of the Company approved the appointment of Ms. Feng Chen, the Acting Chief Financial Officer of the Company, as the Chief Executive Officer, President, Chief Financial Officer and Vice President of Accounting of the Company, effective immediately.

Ms. Feng Chen, 50 years old, has profound experience in financial management. Ms. Feng Chen has been a finance director and Chief Financial Officer of Ninbo Keyuan Plastic Corp., Ltd since 2007. From 2004 to 2007, Ms. Chen served as a finance manager at Zhejiang Dragon Fine Line Corp., Ltd. From 2000-2003, Ms. Feng Chen was an accountant at Ninbo Qilong Steel Industry Corp., Ltd. Ms. Chen holds a bachelor degree of accounting from Central Radio and Television University.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Keyuan Petrochemicals, Inc.

Date: June 5, 2016	By:	/s/ Feng Chen
Name: Feng Chen
Title: Chief Executive Officer

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